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                                                                   EXHIBIT 10.22

                              CONSULTING AGREEMENT

     THIS AGREEMENT is among TEAM COMMUNICATIONS GROUP, INC., a corporation organized under the laws of the State of California, whose address is 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025 (hereinafter referred to as the "Company"); INVESTOR RELATIONS SERVICES, INC., of 490 North Causeway, New Smyrna Beach, Florida 32169 (hereinafter referred to as the "Consultant"); and INFUSION CAPITAL INVESTMENT CORPORATION, a North Carolina corporation with its principal offices at 932 Burke Street, Winston-Salem, North Carolina, as the Financing Agent (hereinafter referred to as "ICIC").

     WHEREAS, the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

     WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public and investor relations to utilize other business entities to achieve the Company's goals of making the investing public knowledgeable about the benefits of stock ownership in the Company; and

     WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934) (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

     WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   DUTIES AND INVOLVEMENT.

     The Company hereby engages Consultant to provide a plan, and for coordination in executing the agreed-upon plan, for using various investor and public relations services as agreed by both parties. The plan may include, but not by way of limitation, the following services: consulting with the Company's management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, conducting due diligence



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meetings, attendance at conventions and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications, consulting of mergers with companies, review and assistance in updating a business plan, review and advise on the capital structure for the Company, propose legal counsel, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, and consult on corporate finance and/or investment banking issues. In addition, these services may include production of a corporate profile and fact sheets, personal consultant services, financial analyst and newsletter campaigns, conferences, seminars and national tour, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and press releases (see Addendum A).

         2.       RELATIONSHIP AMONG THE PARTIES.

         Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the consultant does not have, through stock ownership or otherwise, the power to control the Company, nor to exercise any dominating influence over its management.

         Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company.

         The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

         3.       EFFECTIVE DATE, TERM AND TERMINATION.

         This Agreement shall begin on November 17, 1998, and will continue until November 16, 2000.

         4.       OPTION TO RENEW AND EXTEND.

         Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

         5.       COMPENSATION AND PAYMENT OF EXPENSES.

         The Company agrees to pay to ICIC, or its designee, the total sum of three hundred thirty-three thousand (333,000) shares of commons stock of the Company as total and complete consideration for the services to be provided by the Consultant to the Company. The stock shall contain a Rule 144



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restriction and shall be delivered to the Company upon the execution of this
Agreement. It is understood and contemplated by this Agreement that at least forty-eight thousand (48,000) shares are to be assigned by ICIC to one or more of its subcontractors.

     The parties understand and agree that for its accounting purposes, Company may elect to amortize the costs of this Agreement over the full term thereof, even though payment shall be due upon execution.

     Upon payment of such stock to ICIC, ICIC will arrange for payment on behalf of the Company to the Consultant for the services to be provided, and Company shall have no other obligation to Consultant or to ICIC for payment, excepting the obligation for additional compensation as contained herein.

     Company agrees to pay for all costs and expenses incurred associated with its employees' working with Consultant and its representatives, including lodging, meals and travel as necessary. All other expenses for the fulfillment of this Agreement, as contained in Addendum A, shall be borne by the Consultant, and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein.

     If required by federal law or regulation, ICIC will take necessary steps to prepare and file any necessary forms to comply with the transfer of the shares of stock from Company to ICIC, including, if required, form 13(d).

     6.  SERVICES NOT EXCLUSIVE.

     Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. the Company acknowledges that consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.


     7.  CONFIDENTIALITY.

     Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.


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     8.   COVENANT NOT TO COMPETE.

     During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company's primary industry or related fields.

     9.   INVESTMENT REPRESENTATION.

     The Company represents and warrants that it has provided ICIC with access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. the Company represents that it has provided ICIC with all copies of the Company's filings for the prior twelve (12) months, if any, (the "Disclosure Documents") made under the rules and regulations promulgated under the Act, as amended, or the Exchange Act, as amended. Consultant and ICIC acknowledge that the acquisition of the securities to be issued to Consultant involves a high degree of risk. ICIC represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company represents that it has and will continue to provide ICIC with any information or documentation to verify the accuracy of the information contained in the Disclosure Documents, and will promptly notify Consultant and ICIC upon the filing or any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act. This information with include DTC sheets, which shall be provided to the Consultant no less than every two (2) weeks. the Company hereby represents that it does not currently have any of its securities in registration.

     The Consultant represents that neither it nor its officers, directors, or employees is not subject to any disciplinary action by either the National Association of Securities Dealers or the Securities and Exchange Commission by virtue of any violations of their rules and regulations and that to the best of its knowledge neither is its affiliates nor subcontractors subject to any such disciplinary action.

     10.  REGULATION S.

     The Company agrees that during the term of this Agreement it will notify the Consultant in writing of the issuance of any common stock pursuant to Regulation S of the General Regulations of the Securities and Exchange Commission, or any registration of the Company's securities by means of a Form S-8 registration statement.

     11.  ASSIGNMENT.

     This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties. The parties specifically consent to ICIC assigning a portion of its stock as aforementioned in paragraph 5 whom will act as the contact person between the Consultant and the Company to be agreed upon by the parties hereafter.

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     12.  ARBITRATION.

     If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Any provisional remedy which would be available from a court of law shall be available to the parties to this Agreement from the Arbitrator pending arbitration. The situs of the arbitration shall be Orange County, Florida.

     13.  INDEMNIFICATION.

     (a) Both parties agree to indemnify and hold harmless the other, and their respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the other party, or any such other person, for any legal or other expenses reasonably incurred by the other party, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding; provided, however, that the other party will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, from the registration statement, any preliminary prospectus, the prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished by one party to the other specifically for use in the preparation thereof.

     (b) Promptly after receipt by an indemnified party under this Section or notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified other than under this Section. In case of any such action, suit or proceeding is brought against any indemnified party, and it notified an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from



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      the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.


      14.   REGISTRATION OF SECURITIES AND LIQUIDATED DAMAGES.

      The Company hereby acknowledges that time is of the essence with respect to registration of the Shares, and that in the event the Shares are not available for sale, by an effective registration statement or otherwise, by November 16, 1999, the Company agrees to issue either an additional number of shares equal to ten percent (10%) of the total number of shares issued herein for each additional thirty (30) day delay in providing an effective registration statement or removing any Rule 144 legend, or the cash equivalent of such shares. In the event of a delay of less than a full thirty (30) day period, the Consultant shall be entitled to a pro-rata allocation of additional shares.

      Consultant understands and acknowledges that the shares of common stock are being acquired by ICIC for its own account, and not on behalf of any other person, and are being acquired for investment purposes and not for distribution. ICIC represents that the common stock will be a suitable investment for ICIC, taking into consideration the restrictions on transferability affecting the common stock.

      Company will undertake to comply with the various states' securities laws with respect to the registration of the Shares referred to herein. Company undertakes to make available for review and comment, on a timely basis and prior to submission to any regulatory agency, copies of the registration statement.

      15.   "PIGGYBACK REGISTRATION."

      If the Company proposes to register any equity securities under the Securities Act for sale to the Public for cash, whether for its own account or for the account of other security holders, or both, on each such occasion the Company will give written notice to ICIC and Consultant no less than fifteen
(15) business days prior to the anticipated filing date of its intention to do so. Upon the written request of ICIC, received by the Company no later than the tenth (10th) business day after receipt by ICIC of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of its registerable securities (which request shall state the intended method of disposition thereof), the Company will cause the registerable securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by the Consultant (in accordance with its written request) of such registerable securities so registered; provided, however, that the Company may, at any time prior to the effectiveness of any such registration


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statement, in its sole discretion and with the consent of ICIC, abandon the proposed offering in which ICIC had requested to participate.

     16.  NOTICES.

     All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth beneath the signature line below, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

     17.  GOVERNING LAW.

     The Agreement shall be construed by and enforced in accordance with the laws of the State of California.

     18.  ENTIRE AGREEMENT.

     This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

     19.  NON-WAIVER.

     A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

     20.  COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     21.  BINDING EFFECT.

     The provisions of this Agreement shall be binding upon all parties, their successors and assigns.




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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement to be effective as of the day and year provided herein.

CONSULTANT:                        COMPANY:

TEAM COMMUNICATIONS GROUP, INC.    INVESTOR RELATIONS SERVICES, INC.


By: /s/ DREW S. LEVIN              By: /s/ RICHARD J. FIXARIS
    ---------------------------        -------------------------------
    Drew S. Levin, Chairman            Richard J. Fixaris, President
                                       and CEO


                                   ICIC:

                                   INFUSION CAPITAL INVESTMENT
                                   CORPORATION


                                   By: /s/ DANIEL STARCZEWSKI
                                       -------------------------------
                                       Daniel Starczewski, President





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                                   ADDENDUM A


CORPORATE PROFILE AND FACT SHEET

     A two-page, two color broker fact sheet, and a four-page, full color Company profile will be created, each highlighting the Company and the benefits of owning the Company's stock. These places are included in broker/dealer information packages for dissemination to prospective investors, and may also be targeted to stock analysts and newsletter editors. Consultant's services include creative writing, art work, layout and design and printing. Materials updated four time per year as applicable.

PERSONAL CONSULTANT SERVICES

     A Personal Consultant will supervise and actively assist in every facet of the Company's overall marketing campaign. In addition to coordinating all above-listed services, the Personal Consultant will maintain daily contact with investor relations office staff. Company officers and active brokers: he will be available for consultation 24 hours per day, every day, via cellular telephone, to address urgent needs as well as general strategy planning. The Personal Consultant will travel extensively to meet qualified brokers one-on-one, and will arrange specially scheduled conference calls with audiences of brokers, analysts and money managers. The Personal Consultant will personally arrange invitation-only due diligence broker meetings and will directly supervise all logistics and follow-up. The cost of the Personal Consultant will be paid by the Consultant.

BROKER SOLICITATION CAMPAIGN

     Specialized professional financing public relations services will be provided through an ongoing telemarketing campaign soliciting new broker dealers to generate interest in the Company and its stock. This campaign will include direct personal telephone follow-up with retail brokers in active contact with Company executives and investor relations staff. Supervised in-house personnel will be assigned specifically to guide Company interactions with brokers and field representatives.

PRESS RELEASE

     Company press releases will be written and disseminated to news wire services. Press releases will also be disseminated to the at-large broker community by fax and mail, plus telephone and fax follow-up with 500-1,000 active brokers. Press releases may be reproduced in national financial magazines such as Investor's Business Daily, Barron's and Individual Investor.


                                                             Addendum A - Page 1
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PRINT MEDIA ADVERTISING

         An advertisement, targeted to both brokers and investors, will be created and inserted in a major financial and investment magazine or newspaper at the Consultant's cost. Publications which target and deliver large numbers of active brokers, qualified investors and other niche groups interested specifically in the Company's product or industry category will be emphasized. Consultant's services include creative writing, art work, layout and design, and coordination of magazine/newspaper inserts.

FINANCIAL ANALYST AND NEWSLETTER CAMPAIGN

         The Financial Analyst and Newsletter Campaign will be intertwined with our Broker Solicitation Campaign which provides an essential link to increasing investor awareness for the Company. Each Company is presented to our carefully developed network of financial analysts and newsletter publications that specialize in identifying emerging growth companies and presenting buy recommendations to their loyal following of investors. Utilization of direct mail pieces, E-mail, broadcast faxing, and phone contacts will be used to ensure effective and prompt coverage for our clientele. In order to best expose the Company, this campaign may include personal meetings with editors, analysts, and writers for a number of publications and research houses nationwide.

CONFERENCES, SEMINARS AND NATIONAL TOURS

         DUE DILIGENCE MEETINGS. Opportunities for Company exposure before broker/dealer audiences will be provided in New York, Boston, Chicago, Atlanta, Orlando, Boca Raton, Denver, San Francisco, southern California and other major metro areas. Consultant's services include overall meeting coordination and implementation: room rental, catering (hot and cold hors d'oeuvres and snacks), alcoholic and non-alcoholic beverages, broker/dealer invitations (printing, mail coordination, postage and telephone contact), transportation (coach air fare and hotel accommodations, as applicable), additional broker meetings and telephone follow-up.

         INVESTOR CONFERENCES: Opportunities for Company exposure before large audiences of qualified, wealthy investors will be provided in various locations across North America. These conferences provide executives of participating companies with unique forums for sharing the spotlight with top financial and investment experts while making personal contact with wealthy investors and presenting the benefits of the companies. The most popular package for conference participants includes an exhibit booth, private workshop, broker presentation and distribution of collateral materials. Among the most popular and established conferences are those produced by Investment Seminars Inc., Blanchard's Investment Conferences and Sound Money Investors, Inc.


                                                             Addendum A - Page 2
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CONFERENCE, SEMINARS AND NATIONAL TOURS (CONTINUED)

     INSTITUTIONAL CONFERENCES: Opportunities for Company exposure before representatives of major financial institutions may be arranged for any of the following conferences: North American Corporate Forum, Westerguard Waldorf Conference Series, Boston Stockholders Club, Hartford Stockholders Club, Equities Conference and Investment Research Institute. The conferences sponsored by the North American Corporate Forum and Westerguard Waldorf Conference Series are three-day events held in New York, designed to allow participant companies to meet and consult with investment analysts and portfolio managers representing all primary investment centers in the United States and Canada.

ELECTRONIC MEDIA

     A coordinated mix of financial and investment radio and television programming, covering major markets across the United States and designed to serve as Company marketing and lead generation conduits, will be arranged. The Company may be featured on talk shows, special interview segments and commercials. Program duplicates may be distributed to select brokers and investors to heighten Company awareness.

DIRECT MAIL CAMPAIGN

     A four-page, full color direct mail lead generation piece, highlighting the Company and the benefits of owning the Company's stock, will be created. This lead generator will be mailed to 100,000 selected, qualified investors, in one large mailing or in smaller increments. Printed on heavy gloss stock, the piece includes a postage-paid business reply card, plus an identifying telephone number enabling investors to respond immediately. Additionally, market makers names and phone numbers may be listed directly on the mailing piece for all-in lead generation. The piece includes a postage-paid business reply card, plus an identifying telephone number enabling investors to respond immediately. Consultant's services include creative writing, art work, layout and design, printing, list rentals, mail handling, postage and business reply card coordination.

INVESTMENT PUBLICATIONS

     Personal Investing News is a glossy magazine distributed bi-monthly to approximately 40,000 educated, affluent U.S. investors active in the emerging growth company marketplace. A two-page interview with a key officer of the Company, emphasizing the Company's merits and growth potential, will be created for inclusion in Personal Investing News. An additional two-page advertorial about the Company, with a similar emphasis on the Company's merits, will be included in Personal Investing News, and will feature the address and telephone number of the Company, and/or the address and telephone number for market makers of the Company stock. In addition, a photograph of the key Company officer featured in the interview will appear on the front cover of Personal Investing News to draw attention to the Company's story inside the magazine. Consultant's services include creative writing, art work, layout and design, printing and list rentals.



                                                             Addendum A - Page 3
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INVESTMENT PUBLICATIONS (CONTINUED)



     International Money & Politics is a glossy magazine distributed bi-monthly to approximately 5,000 educated, affluent U.S. investors active in the emerging growth company marketplace. The two-page Personal Investing News advertorial will be reprinted for inclusion in International Money & Politics.

     Bull & Bear is a tabloid-style newspaper distributed six to nine times per year to approximately 60,000 active investors in the United States and Canada. The two-page Personal Investing News advertorial will be reprinted for inclusion in Bull & Bear.







                                                            Addendum A -- Page 4